UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2017

PROGREEN US, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2667 Camino del Rio South, Suite 312, San Diego, CA	92108-3763
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 487-9585

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

BACKGROUND

ProGreen US, Inc. (ProGreen) is providing the following background comments regarding disclosures in the Items included in this Current Report.

Convertible Notes Issued & Tangiers Forbearance Agreement

The Company has issued the convertible notes for working capital funding purposes, and intends to secure conventional debt financing arrangements to pay off current short term debt and for development of our Cielo Mar project, although there is no assurance that we will be able to arrange this financing. Tangiers has provided financing for ProGreen over the past several years and has agreed to extend its outstanding note and to also provide a further funding to the Company of $100,000.

Promissory Note issued to AMREFA

The Promissory Note issued to AMREFA is a follow-through action to the Company’s previously announced plan for buying back the Series A Convertible Preferred Stock held by AMREFA, as announced in our press release on March 20, 2017.

Increase in Authorized Common Stock

The Certificate of Amendment filed with the Secretary of State of the State of Delaware on April 20, 2018, is a follow-through action to the Company’s previously announced plan (as described in the Form 8-K Regulation FD Disclosure filed on March 12, 2018) to increase the number of authorized shares of common stock from 950,000,000 to 1,250,000,000 to accommodate required share reserves for a bridge financing. We intend to reduce the number of authorized shares when we do not anticipate any further need for this larger number of authorized shares.

THE FOREGOING GENERAL DISCUSSION IS QUALIFIED BY THE MORE DETAILED ITEM DESCRIPTIONS AND THE REFERENCED EXHIBIT DOCUMENTS BELOW.

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Note issued to Tangiers Global, LLC

The Company has closed on May 7, 2018, a financing pursuant to a 12% Fixed Convertible Promissory Note dated April 27, 2018 (the “Note”) in the principal amount of $236,085 due November 27, 2018 with Tangiers Global, LLC (sometimes referred to as “Tangiers” or the “Holder”). The amount of $13,363.40 was retained by the Holder through an original issue discount for due diligence and legal bills related to this transaction, and the Company received net proceeds of $222,721.60. The Company has agreed to pay $122,721.60 to Tangiers to make the required payment of $122,721.60 to Tangiers under the Forbearance Agreement described below. In the Event of Default under this Note, the outstanding principal amount of the Note shall become, at the Holder’s election, immediately due and payable. The principal will increase by 35% of the outstanding principal amount of the Note. Additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 22% per annum or the highest rate permitted by law.

The Note is convertible at any time at a conversion price equal to 55% of the lowest trading price of the Company’s common stock during the 15 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note.

This Note may be prepaid by the Company, in whole or in part, at 135% of the Principal Amount. After 180 days from the date of funding of the Note, the Note may not be prepaid without written consent from Holder, which consent may be withheld, delayed or denied in Holder’s sole and absolute discretion. If the Note is in default, the Company may not prepay the Note without written consent of the Holder.

The Company has agreed to provisions of the Note that at all times hereafter while the Note is outstanding, in the event that the Company receives any written or oral proposal containing one or more offers to provide additional capital or equity (with the exception of the private common stock offering currently in progress with Company stockholders) or debt financing, the Company will provide the Holder a copy of all documents received relating to the proposal no later than 3 business days from the receipt of the proposal documents. Following receipt of the proposal documents from the Company, the Holder has for a period of 5 business days thereafter the right to invest, at similar or on better terms to the Company, an amount equal to or greater than the financing amount specified in the proposal, upon written notice to the Company that the Holder is exercising the right of first refusal. The Company also granted the Holder specified “piggyback” registration rights, as well as a “most favored nation” type of provision with regard to future convertible debt financings by the Company.

Tangiers Forbearance Agreement

In connection with the Tangiers Convertible Note dated October 17, 2017, in the principal amount of $306,804 (“the Outstanding Note”), the Company entered into a Forbearance Agreement, dated as of April 27, 2018 (the “Forbearance Agreement”), pursuant to which Tangiers agreed to refrain and forbear from exercising and enforcing its remedies under the Outstanding Note, or any of the other agreements entered into in connection with the transactions contemplated thereby, until July 16, 2018, and to extend the Maturity Date of the Outstanding Note to July 16, 2018. Tangiers agreed to extend the prepayment schedule as to provide for the Company’s prepayment right in under 90 days at 115% of Principal Amount of the Outstanding Note. After 90 days from the Execution Date of the Forbearance Agreement, the Outstanding Note may not be prepaid without written consent from Tangiers, which consent may be withheld, delayed, denied at the Holder’s sole option and absolute discretion. Tangiers further agreed to refrain from exercising its conversion rights under the Outstanding Note until July 16, 2018. Contemporaneously with the execution of the Forbearance Agreement, the Company agreed to make a $122,721.60 cash payment to Tangiers as a Forbearance Payment. In connection with the Forbearance Agreement, on April 27, 2018 the Company issued Tangiers a five-year common stock purchase warrant to purchase 1,000,000 shares of the Company’s Common Stock, exercisable at a price of $0.05 per share.

Convertible Promissory Note Issued April 6, 2018

Effective on April 6, 2018, the Company issued a convertible note in the principal amount of $113,000, bearing interest at the rate of 12% per annum (the “Convertible Note”) to JSJ Investments Inc. (the “Holder”). The Convertible Note provides the Holder the right, at any time after 180 days from the Issue Date of the Convertible Note, to convert the outstanding balance (including accrued and unpaid interest) of such Convertible Note into shares of the Company’s common stock at a price (“Conversion Price”) for each share of common stock equal to a 45% discount to the two lowest trading prices during the previous twenty (20) trading days to the date of a Conversion Notice. The Maturity Date of the Convertible Note is April 6, 2019.

The Company may pay the Convertible Note in full, together with any and all accrued and unpaid interest, plus any applicable pre-payment premium at any time on or prior to the date which occurs 180 days after the issuance date thereof (the “Prepayment Date”). Until the 90th day after the Issuance Date the Company may pay the principal at a cash redemption premium of 120%, in addition to outstanding interest, without the Holder’s consent; and from the 91st day to the Prepayment Date, the Company may pay the principal at a cash redemption premium of 125%, in addition to outstanding interest, without the Holder’s consent. After the Prepayment Date up to the Maturity Date the Convertible Note shall have a cash redemption premium of 135% of the then outstanding principal amount of the Note, plus accrued interest and Default Interest, if any, which may only be paid by the Company upon Holder’s prior written consent.

The Convertible Note provides for customary events of default such as failing to timely make payments under the Convertible Note when due, bankruptcy, failure to issue conversion shares in a timely manner and failure of the Company to file annual and quarterly reports with the Securities and Exchange Commission. If an Event of Default occurs, the Holder may in its sole discretion determine to request immediate repayment of all or any portion of the Convertible Note that remains outstanding; at such time the Company will be required to pay the Holder the Default Amount, defined as: the product of (A) the then outstanding principal amount of the Convertible Note, plus accrued Interest and Default Interest, divided by (B) the Conversion Price as determined on the Issuance Date, multiplied by (C) the highest price at which the Common Stock traded at any time between the Issuance Date and the date of the Event of Default. If the Company fails to pay the Default Amount within five (5) Business Days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Company remains in default (and so long and to the extent there are a sufficient number of authorized but unissued shares), to require the Company, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Company equal to the Default Amount divided by the Conversion Price then in effect.

Promissory Note issued to AMREFA

On December 31, 2017, the Company issued to American Residential Fastigheter AB, a Swedish corporation (“AMREFA”), its 7% Promissory Note in the principal amount of $1,427,262.10 (the “Note”), due in installments as set forth in the table below, in redemption of all outstanding shares of the Company’s Series A Convertible Preferred Stock held by AMREFA.

Installments of principal and accrued interest under the Note are to be paid as follows:

Date of Payment	Amount of Principal Payment	Accrued Interest	Total Payment

June 30, 2018	$475,754.03	$49,954.17	$525,708.20

December 31, 2018	$475,754.03	$33,302.78	$509,056.81

June 30, 2019	$475,754.03	$16,651.39	$492,405.42

Upon the occurrence of an Event of Default under the Note, at the option of AMREFA and at any time and from time to time following the occurrence of an Event of Default, the Default Amount of this Note shall be convertible into such number of fully paid and tradable shares of Common Stock, as is determined by dividing: (x) the Default Amount (the amount of the Installment in default) by (y) the market price of the Common Stock on the date of notice of conversion.

The foregoing descriptions of the Convertible AND PROMISSORY NoteS, FORBEARANCE AGREEMENT AND COMMON STOCK PURCHASE WARRANT do not purport to be complete and are qualified in their entirety by reference to the FORMS OF SUCH NOTES AND AGREEMENTS THAT are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference. DEFINED TERMS USED IN THE DESCRIPTIONS of the Notes and other financing documents IN THIS CURRENT REPORT SHALL HAVE THE MEANINGS PROVIDED IN THE RESPECTIVE AGREEMENT, NOTES AND WARRANT, UNLESS SPECIFICALLY DEFINED ABOVE IN THIS REPORT.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02. Unregistered Sale of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount(1)	Principal Purchaser	Underwriter	Total Offering Price/ Underwriting Discounts
December 31, 2017	7% Promissory Note in the principal amount of $1,427,262.10 issued American Residential Fastigheter AB, in redemption of the Series A Convertible Preferred Stock held by AMREFA.	American REsidential Fastigheter AB	NA	$1,427,262.10/NA

April 6, 2018	Convertible Promissory Note in the principal amount of $113,000, issued to JSJ Investments Inc.	Private Investor.	NA	$113,000/NA

April 27, 2018	Convertible Promissory Note in the principal amount of $236,085, issued to Tangiers Global, LLC.	Private Investor	NA	$236,085/NA

April 27, 2018	Issuance to Tangiers Global, LLC of a Five-Year Common Stock Purchase Warrant to purchase 1,000,000 shares of Common Stock, at an exercise price of $0.05 per share.	Private Investor	NA	$-0-/NA

(1) The issuances of securities to lenders and investors are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), alternatively, as transactions either not involving any public offering, or as exempt under the provisions of Regulation D promulgated by the SEC under the Securities Act.

Item 5.03. Amendment to Articles of Incorporation and By-Laws.

Increase in Authorized Common Stock

The Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware on April 20, 2018, increasing the number of shares of Common Stock authorized for issuance from 950,000,000 shares to 1,250,000,000 shares following Board of Director and stockholder approval on March 8, 2018. [See Exhibit 3.1i filed with this Report.]

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

3.1i	Certificate of Amendment, filed April 20, 2018.

10.71	Promissory Note issued by the Company on December 31, 2017 to American Residential Fastigheter AB.

10.72	Convertible Promissory Note issued by the Company on April 6, 2016 to JSJ Investments Inc.

10.73	Convertible Promissory Note issued by the Company on April 27, 2018 to Tangiers Global, LLC.

10.74	Forbearance Agreement, dated April 27, 2018, between Tangiers Global, LLC and Progr

10.75	Common Stock Purchase Warrant issued April 27, 2018 to Tangiers Global, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN US, INC.

Dated: May 8, 2018	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer